SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2003

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip or Postal Codes)

Registrant’s telephone number in the United States, including area code: (914) 273-4545

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

c.)	“Key MBIA Economic Drivers, Long Term Objectives, Past Experience and Future Assumptions.”

Item 9.	REGULATION FD DISCLOSURE

On February 3, 2003, MBIA posted on its web site, www.mbia.com, a paper entitled “Key MBIA Economic Drivers, Long Term Objectives, Past Experience and Future Assumptions.” Attached is a copy of the paper.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/S/ RAM D. WERTHEIM

Ram D. Wertheim
General Counsel

Date: February 3, 2003

Key MBIA Economic Drivers
Long-term Objectives, Past Performance and Future Assumptions

For the past four years, MBIA has identified and used a variety of economic benchmarks to measure the long-term value proposition of its business model. As part of its annual planning process, the company reviews its recent performance against those long-term benchmarks and provides guidance on future performance to its owners. In order to provide this information in a consistent fashion to all investors, the management team has decided to release the assumptions in written form rather than in its conference call on 2002 results. The attached exhibit provides in summary tabular form the key economic drivers, actual results and forecasts that are discussed below. Questions should be addressed to Kevin Brown, Investor Relations at 914-765-3648 or via e-mail at kevin.brown@mbia.com.

Insurance New Business Production

MBIA has established a long-term goal of growing its new business production at the rate of 12-15% per annum. For the past three years, the compound growth rate has been 19% for adjusted direct premium (ADP), comfortably in excess of our long-term goal. Looking forward into 2003, we are seeing exceptionally strong demand for our products but the current economic environment suggests that we will not match that growth rate this year. Consistent with the continuing expansion of the financial guarantee business outside the United States, we expect our international business production to grow in excess of 20%. In contrast, we forecast that the total US public finance market will be in the $250-$275 billion range compared to the record $350 billion issued in 2002 and expect US structured business to be flat with 2002. Combining this global environment with our continued defensive posture in the health care, energy and mortgage sectors, we expect 2003 production to fall at the low end of our long-term target of 12-15%.

Over time, growth in our new business production will translate into similar growth in our earned premium revenues. The combined effect of our 1999 repositioning, increased use of reinsurance and a significant increase in accelerated premiums due to refundings has caused our earned premium growth rate to lag our 12-15% target over the past three years. We expect that growth in regular earned premium will be at the high end of our target range in 2003.

We have no precise forecasting methodology for estimating 2003 accelerated premiums but are using a reduction of 20% from 2002 levels for internal budgeting purposes.

Insurance Investment Portfolio

The long-term objective for growth in our investment portfolio continues to be 8-10%. In terms of growth in our investable assets, we have met our objective with a three-year compound growth rate of 9%. We expect that our growth rate in investable assets will again be in the 8-10% range in 2003. However, due to the consistent drop in interest rates, our rate of growth in investment income has increasingly lagged the asset growth with only 7% growth being recorded over the past three years and 6% in 2002.

During our annual risk assessment process last Fall, management identified that the extended period of low interest rates had embedded a significant capital risk in our investment portfolio under the reasonable scenario that interest rates return to more normal levels in a short timeframe. As a result, we decided that we would sacrifice short-term yield by reducing the portfolio duration from just below 8 years in the third quarter of last year to between 5 and 5 1/2 years during 2003 in order to preserve our economic capital. We initiated this process in the fourth quarter and expect to complete this repositioning early in the year. Our rough estimate is that this change will result in after-tax investment income dropping by $50 million in 2003. Combining this duration adjustment with a conservative expectation of flat interest rates and an 8-10% growth in investable assets leads to a forecast that means we will probably record a drop of 5-8% in comparing 2003 after-tax investment income to 2002.

Insurance Expenses

Our long-term target is to contain our growth in insurance expenses to 5-7% per annum. Over the past three years, our gross expenses have grown at a rate of 6%. During the same period, the growth rate in operating expense would have been only 2% after adjusting for the change in accounting for goodwill and stock options. Our attention to expense growth containment will continue in 2003, and we forecast we will again be in our range of 5-7%.

At this point in time, we do not anticipate altering our current loss reserve formula of 12% of regular earned premium. This will be confirmed during the first quarter when we perform our annual analysis of our loss reserve methodology.

Asset Management

The dramatic decline in the equity markets of the past three years has had a significant effect on the 1838 segment of our asset management business. Despite strong growth in all three segments of fixed-income asset management, we experienced an operating income decline of 21% in 2002 and only achieved a growth rate of 7% over the past three years. This is well short of our long-term target growth rate of 14-17%. Given the decline in equity assets that we experienced throughout 2002, we do not expect to see growth in year-over-year operating income until mid-year and expect that we will only have growth between 3-5% for 2003. Equity assets under management are now around 15% of total assets under management, so we expect that our continued growth in fixed-income assets under management will allow us to return to our long-term target growth rates in 2004-2005.

Book Value and ROE

Both reported book value and adjusted book value per share have shown strong growth over the past three years with three-year growth rates of 17% and 14%, respectively. The drop in interest rates has allowed reported book value to increase at a rate higher than our underlying trends while book value adjusted for SFAS 115/133 shows a lower rate of growth of 11% over the same three-year period. Our target growth range of 12-15% for book value and adjusted book value remains unchanged. However, the decision to reposition the investment portfolio for the near-term will likely dampen growth in book value and adjusted book value in 2003 to a range of 10-12%.

Our long-term goal of a 15% operating ROE remains elusive. Although the book of business that has been underwritten and priced over the past four years should generate returns well in excess of this target, three factors have left us a bit short of our long-term target. The decision to let capital increase at a faster rate than exposures during this portion of the credit cycle, combined with both lower returns on older business and low current investment yields, resulted in an operating ROE of 13% over the past three years. We expect to continue to operate around this number again in 2003 but have left our long-term target of 15% intact.

Forward-looking Statements

This document contains forward-looking statements. Important factors such as general market conditions and the competitive environment could cause actual results to differ materially from those projected in these forward-looking statements. Risk factors are detailed in our 10K, which is available on our Web site, www.mbia.com. The company undertakes no obligation to revise or update any forward-looking statements to reflect changes in events or expectations.